Exhibit 99.1

BrightView Provides Details of COVID-19 Response

BLUE BELL, Pa., April 7, 2020 -- BrightView Holdings, Inc. (NYSE: BV) , the leading commercial landscaping services company in the United States, today posted details of the Company’s response to the COVID-19 outbreak.

A presentation outlining the measures BrightView has taken to protect the health and safety of its team members and customers as well as real and potential business impacts resulting from COVID-19, can be found on the Company’s investor website. The presentation includes landscaping’s designation as an essential service as defined by the U.S. Department of Homeland Security.

The safety and well-being of team members, customers and the communities in which we operate is BrightView’s highest priority.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 21,500 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

Forward-Looking Statements

This presentation contains forward looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our industry, strategy, future operations, future liquidity and financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “outlook,” “guidance,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The forward-looking statements contained in this presentation reflect our current views with respect to future events, and we assume no obligation to update any forward-looking statements.

Factors that could cause actual results to differ materially from those projected include, but are not limited to: the duration and extent of the novel coronavirus (COVID-19) pandemic and the impact of federal, state, and local governmental actions and customer behavior in response to the pandemic and such governmental actions; the risk that our Maintenance and Development operations may be deemed not to be an essential business or service in jurisdictions where we operate; customer cancellations or delays of work; any adverse impact on the timing and collectability of payments to us from customers as a result of the impact of COVID-19 on them; operational disruptions if a significant percentage of our workforce is unable to work or we experience labor shortages, including because of illness or travel or government restrictions in connection with the COVID-19 pandemic and delays in H2-B visa processing; general business, economic and financial conditions; competitive industry pressures; the failure to retain certain current customers, renew existing customer contracts and obtain new customer contracts; a determination by customers to reduce their outsourcing or use of preferred vendors; the dispersed nature of our operating structure; our ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; the seasonal nature of our landscape maintenance services; our dependence on weather conditions; increases in prices for raw materials and fuel; product shortages and the loss of key suppliers; our ability to accurately estimate costs of a contract; the conditions and periodic fluctuations of real estate markets, including residential and commercial construction; our ability to retain our executive management and other key personnel; our ability to attract and retain trained workers and third-party contractors and re-employ seasonal workers; any failure to properly verify employment eligibility of our employees; subcontractors taking actions that harm our business; our recognition of future impairment charges; laws and governmental regulations, including those relating to employees, wage and hour, immigration, human health and safety and transportation; environmental, health and safety laws and regulations, including regulatory costs, claims and litigation related to the use of chemicals and pesticides by employees and related third-party claims; the distraction and impact caused by litigation, of adverse litigation judgments or settlements resulting from legal proceedings; increase in on-job accidents involving employees; any failure, inadequacy, interruption, security failure or breach of our information technology systems; any failure to protect the security of personal information about our customers, employees and third parties; our ability to adequately protect our intellectual property; occurrence of natural disasters, terrorist attacks or other external events; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, or other general corporate requirements; restrictions imposed by our debt agreements that limit our flexibility in operating our business; increases in interest rates governing our variable rate indebtedness increasing the cost of servicing our substantial indebtedness including proposed changes to LIBOR; and counterparty credit worthiness risk or risk of non-performance with respect to derivative financial instruments.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Item 1A. Risk Factors” in our Form 10-K for the fiscal year ended September 30, 2019 as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Investor Relations Contact:

John Shave, VP of Investor Relations

484.567.7148

John.Shave@BrightView.com

News Media Contact:

Fred Jacobs, VP of Communications & Public Affairs

484.567.7244

Fred.Jacobs@BrightView.com